SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 20, 2002


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



             000-22609                                84-1339282
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     (Commission File Number)             (IRS Employer Identification No.)



         1801 California Street              Denver, Colorado            80202
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code: 303-992-1400
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                                 Not applicable
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          (Former name or former address, if changed since last report)
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Item 2.           Acquisition or Disposition of Assets.

On August 20, 2002, Qwest Communications International Inc. ("Qwest") announced that it has agreed to sell the directory publishing business of its subsidiary, Qwest Dex, Inc. ("Dex"), to a new entity formed by the private equity firms of The Carlyle Group and Welsh, Carson, Anderson & Stowe (collectively, the "Sponsors") for $7.05 billion. The transaction involves the sale of the entire Dex publishing business in two stages, the first of which is expected to close in the fourth quarter of 2002, with the second stage expected to close in 2003. A copy of the purchase agreement relating to the first stage of the transaction (the "Dexter Purchase Agreement") is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the purchase agreement relating to the second stage of the transaction (the "Rodney Purchase Agreement") is attached as
Exhibit 99.2 to this Current Report on Form 8-K. A copy of the press release announcing the transaction is attached as Exhibit 99.3 to this Current Report on Form 8-K. This description is qualified in its entirety by reference to the agreements.

The Dexter Purchase Agreement provides for the contribution by Dex of certain assets and liabilities relating to its operations in the states of Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota (the "Dexter Business") to a newly formed limited liability company (the "Dexter LLC"), followed by the sale of the outstanding limited liability company interests of the Dexter LLC (the "Dexter LLC Interests") to Dex Holdings LLC (the "Buyer"), a newly formed limited liability company controlled by the Sponsors. The purchase price for the Dexter LLC Interests is $2.75 billion, payable in cash and subject to adjustments relating to working capital and the 2001 audited EBITDA of the Dexter Business. The Dexter Purchase Agreement contains customary representations, warranties and covenants. The sale of the Dexter LLC Interests to Buyer is subject to several conditions set forth in the Dexter Purchase Agreement, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the consummation of the debt financing pursuant to which the Buyer intends to fund its purchase of the Dexter LLC Interests, no material adverse effect occurring with respect to the Dexter Business or Qwest and its subsidiaries, and the receipt of certain consents.

The Rodney Purchase Agreement provides for the contribution by Dex of certain assets and liabilities relating to its operations in the states of Arizona, Idaho, Montana, Oregon, Utah, Washington and Wyoming (the "Rodney Business") to a newly formed limited liability company (the "Rodney LLC"), followed by a sale of the outstanding limited liability company interests of the Rodney LLC (the "Rodney LLC Interests") to the Buyer. The purchase price for the Rodney LLC Interests is $4.3 billion, payable in cash and securities (described below) and subject to adjustment relating to the working capital of the Rodney Business. The Rodney Purchase Agreement contains customary representations, warranties and covenants. The sale of the Rodney LLC Interests to Buyer is subject to several conditions set forth in the Rodney Purchase Agreement, including the consummation of the sale of the Dexter LLC Interests, the termination or expiration of the applicable waiting period under the HSR Act, the consummation of the debt financing pursuant to which Buyer intends to fund its purchase of the Rodney LLC Interests, the receipt by the Buyer of commitments for additional equity contributions of approximately $40 million to $220 million (depending on the terms of the debt financing), no material adverse effect occurring with respect to the Rodney Business or Qwest and its subsidiaries, and the receipt of certain consents and state regulatory approvals (without the imposition of

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regulatory approval costs above a certain threshold). With respect to the Rodney closing, Buyer may pay up to $300 million of the Rodney purchase price through the issuance to Qwest of subordinated notes or preferred stock. In addition, the Sponsors have informed Qwest that they believe they can successfully syndicate the additional equity contributions. In any event, Qwest has the option to provide such additional equity contributions.

In connection with the closing of each of the Dexter Purchase Agreement and the Rodney Purchase Agreement, Qwest or its affiliates will enter into continuing commercial arrangements with Buyer relating to the directory publishing business, including, among others: a publishing agreement pursuant to which the Buyer will publish telephone directories on behalf of a subsidiary of Qwest in the respective purchased areas for up to 50 years; and a non-compete agreement pursuant to which Qwest and its affiliates will agree not to compete in the telephone directory business in the respective purchased area for a period of up to 40 years (unless the publishing agreement terminates earlier).

Forward Looking Statements Warning
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This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of our anticipated restatement of historical financial statements including delays in or restrictions on our ability to access the capital markets or other adverse effect to our business or financial position; our substantial indebtedness, and any inability to restructure our $3.4 billion credit facility prior to failing to comply with financial covenants contained therein or any inability to complete efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into our accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney's Office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of our chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete; changes in demand for our products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies.

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The information contained in this Current Report on Form 8-K is a statement of
Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This Current Report on Form 8-K may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

Item 7.           Financial Statements and Exhibits.

Exhibit 99.1 Purchase Agreement, dated August 19, 2002, between Qwest Communications International Inc., Qwest Services Corporation, Qwest Dex, Inc. and Dex Holdings LLC.

Exhibit 99.2 Purchase Agreement, dated August 19, 2002, between Qwest Communications International Inc., Qwest Services Corporation, Qwest Dex, Inc. and Dex Holdings LLC.

Exhibit 99.3      Press Release dated August 20, 2002.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE: August 22, 2002                  By: /s/ YASH A. RANA
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                                           Name:  Yash A. Rana
                                           Title: Vice President


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                                  EXHIBIT INDEX


Exhibit No.       Description
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99.1              Purchase Agreement, dated as of August 19, 2002, between Qwest
                  Communications International Inc., Qwest Services Corporation,
                  Qwest Dex, Inc. and Dex Holdings LLC.

99.2 Purchase Agreement, dated as of August 19, 2002, between Qwest Communications International Inc., Qwest Services Corporation, Qwest Dex, Inc. and Dex Holdings LLC.

99.3              Press Release dated August 20, 2002.


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